                            ISIS PHARMACEUTICALS INC


                           ANTISENSE THERAPEUTICS LTD





                            STOCK PURCHASE AGREEMENT

                                 MINTER ELLISON
                                     Lawyers
                                  Rialto Towers
                               525 Collins Street
                             MELBOURNE VIC 3000

                                DX 204 Melbourne
                          Telephone (03) 8608 2000
                          Facsimile (03) 8608 1000

                                       JJS

                            STOCK PURCHASE AGREEMENT


This Stock Purchase Agreement (the "Agreement") between ISIS PHARMACEUTICALS, INC. of 2292 Faraday Avenue, Carlsbad, CA 92008, USA ("ISIS") and ANTISENSE THERAPEUTICS LTD., ACN 095 060 745 of Level 1, 10 Wallace Avenue, Toorak, Victoria 3142, AUSTRALIA ("ATL") is entered into and made effective in accordance with the provisions of the agreement entitled "Master Agreement" between ATL and ISIS, dated October 30, 2001. The effective date of this Stock Purchase Agreement will be the date upon which conditions 1 and 3 in the Master Agreement have been met (the "Effective Date"). If the Effective Date has not occurred by March 28, 2002, this Agreement will be null and void and will not become effective.

RECITALS

A. The parties intend to enter into a Collaboration and Licence Agreement dated 30 October 2001 ('COLLABORATION AND LICENCE AGREEMENT').

B. Under that Agreement Isis will licence intellectual property to ATL on the terms and conditions of the Collaboration and Licence Agreement.

C. ATL has agreed to issue and grant to Isis, and Isis has agreed to subscribe for, shares and options in the capital of ATL on the terms and conditions of this Stock Purchase Agreement.

AGREEMENT

1.      DEFINITIONS

        In this agreement, unless the contrary intention appears:

        'ASX' means Australian Stock Exchange Limited ACN 008 624 691.

        'ASX LISTING' means admission of ATL to the ASX Official List and quotation by the ASX of shares in ATL.

        'ASX LISTING RULES' means the listing rules of the ASX as amended from time to time.

        'ATL SHARES' means fully paid ordinary shares in ATL.

        'BUSINESS DAY' means the day in which banks (as defined under the Banking Act 1959 (Cth)) are open for general banking business in Victoria, Australia excluding Saturdays and Sundays.

        'CIRCADIAN' means Circadian Technologies Limited ACN 006 340 567 of Level 1, 10 Wallace Avenue, Toorak, Victoria 3142, Australia.

        'COMPLETION' means completion of the subscription for, and issue of, the ATL Shares in accordance with clause 6.

        'COMPLETION DATE' means the date 2 Business Days after the ASX has approved of the ASX Listing of ATL and ATL has satisfied all conditions attaching to such approval, or such other date as the parties may agree in writing.

        'MURDOCH INSTITUTE' means the Murdoch Childrens Research Institute of Parkville, Victoria, Australia.

        'MURDOCH INTERESTS' means the Murdoch Institute or other party nominated by the Murdoch Institute.

        'OPTION' means an option to acquire by way of issue 1 ATL Share on the following terms:

        (a) the exercise price for each option is 20 Australian cents per share;

        (b) the exercise period will be the period commencing on the date of grant of the option and ending on 30 November 2006;

        (c) such other terms as are set out in schedule 1 or as otherwise required by ASX.

        'RECORD DATE' means a date proximate to the date of ASX listing to be determined in accordance with ASX requirements.

        'RESTRICTION AGREEMENT' means the restriction agreement set out in Appendix 9A to the ASX Listing Rules as applies at Completion, the form of which (as at 3 September 2001) is set out in schedule 2.

        'POLYCHIP' means Polychip Pharmaceuticals Pty Ltd ACN 006 455 456 of Level 1, 10 Wallace Avenue, Toorak, Victoria, 3142, Australia, a wholly owned subsidiary of Circadian.

        'SUBSCRIPTION SHARES' means 30 million fully paid ordinary shares in ATL.

        'SYNGENE' means Syngene Ltd ACN 006 161 753 of Level 1, 10 Wallace Avenue, Toorak, Victoria, 3142, Australia, a company in which Polychip has a minority shareholding.

2.      CONDITION

2.1     CONDITION

        The provisions of clauses 3, 4 and 6 have no effect and the issue of the ATL Shares, and grant of the Options by ATL to Isis as contemplated by clause 3 of this agreement shall not occur, unless and until the following condition is satisfied (the 'Condition'):

               ASX approves an ASX Listing of ATL and ATL satisfies all conditions attaching to such approval (other than the issue of shares and grant of options to Isis, as contemplated by clause
               3), in each case on or before 26 March 2002 or such later date as the parties may agree in writing.

2.2     WAIVER OF CONDITION

        The Condition may not be waived except by a waiver in writing signed by each party and will be effective only to the extent specifically set out in that waiver.

2.3     CONDUCT OF THE PARTIES

        Each party must use its reasonable efforts within its own capacity to ensure that the Condition is satisfied.

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2.4     FAILURE OF CONDITION

        (a) Either party may terminate this agreement by giving notice in writing to the other party at any time before Completion if the Condition is not satisfied, or waived by each party, before 5.00 pm on the Business Day immediately before the date set out in the Condition or such later date as may be agreed in writing by the parties.

3.      ISSUE OF SHARES AND GRANT OF OPTIONS

3.1     AGREEMENT TO ISSUE SHARES AND GRANT OPTIONS

        On and subject to the terms and conditions of this agreement:

        (a) Isis agrees to subscribe for, and ATL agrees to issue to Isis, the Subscription Shares; and

        (b)    ATL agrees to grant to Isis 20 million Options.

3.2     ACKNOWLEDGMENT

        The parties acknowledge that:

        (a) ATL will be capitalised by various shareholders prior to the ASX Listing of ATL on the basis set out below:

               ----------------------------------------------------------------
                           ENTITY                   NUMBER OF ATL SHARES
               ----------------------------------------------------------------
               Polychip                                54.375 million
               ----------------------------------------------------------------
               Syngene                                 54.375 million
               ----------------------------------------------------------------
               Murdoch Interests                       11.250 million
               ----------------------------------------------------------------
               Total                                     120 million
               ----------------------------------------------------------------

        (b) It is anticipated that, after the ASX Listing of ATL, ATL will:

               (i) be capitalised as to approximately 190 million to 215 million ATL Shares; and

               (ii) have granted between 105 million Options and 117.5 million Options.

        (c) It is intended that ATL Shares will be offered to the public for a subscription price of 20 Australian cents per ATL Share, with a free Option attaching to each ATL Share at the rate of 1 Option for every 2 ATL Shares issued.

        (d) It is intended that, after the ASX Listing of ATL, the ATL Shares issued and Options granted by ATL will be as follows:

               ----------------------------------------------------------------
                       PARTY          NUMBER OF ATL SHARES  NUMBER OF OPTIONS
               ----------------------------------------------------------------
               Polychip                  54.375 million
               ----------------------------------------------------------------
               Syngene                   54.375 million
               ----------------------------------------------------------------
               Murdoch Interests         11.250 million
               ----------------------------------------------------------------

               ----------------------------------------------------------------
               Isis                        30 million           20 million
               ----------------------------------------------------------------
               Public Subscribers       40 to 65 million    20 to 32.5 million

               Circadian                                        42 million
               Shareholders*
               ----------------------------------------------------------------
               Syngene Shareholders*                            23 million
               ----------------------------------------------------------------
               TOTAL**                 190 TO 215 MILLION   105 TO 117.5 MILLION**
               ----------------------------------------------------------------

               *The number of Options to be granted to Circadian Shareholders and Syngene Shareholders respectively are approximate only, based on the issued capital of each of Circadian and Syngene as at the Record Date. It is intended that those shareholders will be issued Options on the basis of 1 Option for every share held by the shareholders in Circadian and Syngene (as the case may be) on payment to ATL of 1 cent per Option. The Isis and Public Options will be free.

               **This total will be increased by any options granted pursuant to the share option scheme described in clause 3.2(e).

        (e) ATL intends putting in place a share option scheme in which senior originators inventors, employees and directors will participate. These options will have the same terms and conditions as the Options to be granted to the public under the prospectus, except it is intended there will be additional vesting conditions which will provide for gradual vesting for up to 5 years, restrictions on transfer and conditions on continued employment or involvement in ATL's projects. It is currently intended that the following entitlements will be granted under that scheme:

               -----------------------------------------------------------------
                            INDIVIDUAL                     NUMBER OF OPTIONS
               -----------------------------------------------------------------
               Stanley Crooke (Non-executive Director)       2 million

               -----------------------------------------------------------------
               Chris Belyea (Managing Director and           2 million
               Originator)
               -----------------------------------------------------------------
               George Tachas (Research Director (non-       1.5 million
               Board position), inventor and Originator)
               -----------------------------------------------------------------
               Christopher Wraight (inventor)                2 million
               -----------------------------------------------------------------
               George Werther (inventor)                     2 million
               -----------------------------------------------------------------
               other Directors of ATL                    to be determined by ATL
               -----------------------------------------------------------------
               other Executives/Scientists               to be determined by ATL
               ----------------------------------------------------------------

4.      CONSIDERATION

        The parties acknowledge and agree that the consideration to be provided by Isis to ATL for the Subscription Shares and Options to be granted under clause 3 is the grant of the licences and provisions of the other services provided by Isis pursuant to the Collaboration and Licence Agreement.

5.      ASX RESTRICTION AGREEMENT

5.1 The parties acknowledge that the ATL Shares and Options to be held by Polychip, Syngene, Murdoch Interests and Isis are likely to be regarded by the ASX as restricted securities for the purposes of the Chapter 9 of the ASX Listing Rules, to be placed in escrow for a period of 2 years. Isis must sign a Restriction Agreement (and Isis must procure any controller (as that term is defined in the ASX Listing Rules) to sign a Restriction Agreement) in the form required by ASX and forward such documents (together with any other documents required under that agreement) to ATL within 2 Business Days of being requested in writing by ATL to do so for the purposes of facilitating the proposed ASX Listing of ATL.

6.      COMPLETION

6.1     TIME AND PLACE

        Completion will take place on the Completion Date at the office of Minter Ellison, Lawyers at Level 23, Rialto Towers, 525 Collins Street, Melbourne, Victoria, Australia or another place agreed by the parties.

6.2     SIMULTANEOUS ACTIONS AT COMPLETION

        All actions at Completion will be treated as taking place simultaneously and no delivery will be regarded as having been made until all deliveries due to be made by Completion have been made.

6.3     OBLIGATIONS OF ISIS

        At or before Completion, Isis must do all of the things listed below:

        (a) provide to ATL a Restriction Agreement duly signed by Isis and any controller of Isis (as defined by the ASX Listing Rules) in accordance with clause 5;

        (b) provide to ATL all such other documents as are required pursuant to the terms of the Restriction Agreement;

        (c) provide to ATL an application for the ATL Shares to be subscribed for by Isis pursuant to clause 3.1;

        (d) provide to ATL an application for Options to be granted to Isis pursuant to clause 3.1.

6.4     OBLIGATIONS OF ATL

        At Completion, ATL must, subject to compliance by Isis with the provisions of clause 6.3, issue to Isis the Subscription Shares and the Options to be granted pursuant to clause 3.1.

6.5     WAIVER

        If any of the obligations set out in clauses 6.3 and 6.4 above are not complied with in any respect on the date set for Completion, the other party may in its absolute discretion:

        (a)    waiver compliance with that provision;

        (b) defer Completion to a date not more than 5 Business Days after the date set for Completion;

        (c) proceed to Completion as far as its practicable (without prejudice to any of its rights under this agreement); or

        (d) terminate this agreement by notice in writing to the other party.

6.6     ACCRUED RIGHTS

        Termination of this agreement does not affect any accrued rights or remedies of a party.

7.      ASSIGNMENT

        A party may not assign any of its rights under this agreement without the consent of the other parties.

8.      WAIVER

8.1     WAIVER

        A provision of or right under this agreement may not be waived except by a waiver in writing signed by the party granting the waiver, and will be effective only to the extent specifically set out in that waiver.

8.2     RIGHTS EXERCISABLE

        The failure of a party at any time to require performance of any obligation under this agreement is not a waiver of that party's right:

        (a) to insist on performance of, or claim damages for breach of, that obligation unless that party acknowledges in writing that the failure is a waiver; and

        (b) at any other time to require performance of that or any other obligation under this agreement.

9.      NOTICES

9.1     SERVICE OF NOTICES

        A party giving or serving notice or notifying under this agreement must do so in writing:

        (a) directed to the recipient's address specified in this clause, as varied by any notice; and

        (b) hand delivered or sent by prepaid post or facsimile to that address.

        The parties' addresses and facsimile numbers are:

        Isis Pharmaceuticals, Inc
        2292 Faraday Avenue
        Carlsbad, CA 92008
        United States of America
        Facsimile No:  +1 760 931 9639

        Antisense Therapeutics Ltd
        Level 1, 10 Wallace Avenue
        Toorak, Victoria 3000
        Australia
        Facsimile No:  +61 3 9824 0083

9.2     DEEMED RECEIPT

        A notice given in accordance with clause 9.1 is taken to be received:

        (a)    if hand delivered, on delivery;

        (b) if sent by prepaid post, two Business Days after the date of posting; or

        (c) if sent by facsimile, when the sender's facsimile system generates a message confirming successful transmission of the total number of pages of the notice unless, within one Business Day after the transmission, the recipient informs the sender that it has not received the entire notice.

9.3     EXECUTION

        A notice given in accordance with clause 9.1 is sufficiently signed for or on behalf of a party if:

        (a) in the case of a company, it is signed by a director, secretary or other officer of the company; or

        (b)    in the case of an individual, it is signed by that party.

9.4     OTHER MODES OF SERVICE PERMITTED

        The provisions of this clause 9 are in addition to any other mode of service permitted by law.

10.     GOVERNING LAW AND JURISDICTION

        This agreement is governed by the law applicable in Victoria, Australia and each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of Victoria, Australia.

11.     GENERAL

11.1    DURATION OF PROVISIONS

        On completion of the transactions contemplated in this agreement, the provisions of this agreement will not merge and, to the extent any provision has not been fulfilled, will remain in force.

11.2    FURTHER ACTION

        Each party must use reasonable efforts to do all things necessary or desirable to give full effect to this agreement.

11.3    COUNTERPARTS

        This agreement may be executed in any number of counterparts.

11.4    ALTERATIONS

        This agreement may be altered only in writing signed by each party.

11.5    COSTS

        Each party must bear its own costs of negotiating, preparing and executing this agreement.

11.6    ATTORNEYS

        Where this agreement is executed on behalf of a party by an attorney, that attorney by executing declares and warrants that the attorney has been duly appointed and has no notice of the revocation of the power of attorney under the authority of which the attorney executes the agreement on behalf of that party.

11.7    INTERPRETATION

        In this agreement, unless the contrary intention appears:

        (a) headings are for ease of reference only and do not affect the meaning of this agreement;

        (b) the singular includes the plural and vice versa and words importing a gender include other genders;

        (c) other grammatical forms of defined words or expressions have corresponding meanings;

        (d) a reference to a clause, paragraph, schedule, annexure or attachment is a reference to a clause or paragraph of or schedule, annexure or attachment to this agreement and a reference to this agreement includes its schedules, annexures and attachments;

        (e) a reference to a document or agreement, including this agreement, includes a reference to that document or agreement as novated, altered or replaced from time to time;

        (f) a reference to `A$', `$A', `dollar' or `$' is a reference to Australian currency;

        (g) a reference to a specific time for the performance of an obligation is a reference to that time in Melbourne, Australia even if the obligation is to be performed elsewhere;

        (h) a reference to a party includes a reference to the party's executors, administrators, successors, substitutes and assigns;

        (i) words and expressions importing natural persons include partnerships, bodies corporate, associations, governments and governmental and local authorities and agencies, and vice versa;

        (j) a reference to any legislation or statutory instrument or regulation is construed in accordance with the ACTS INTERPRETATION ACT 1901 (Cth) or the equivalent State legislation, as applicable;

        (k) a reference to writing includes typewriting, printing, lithography, photography and any other method of representing or reproducing words, figures or symbols in a permanent and visible form;

        (l) if a day for payment under this agreement falls on a day which is not a Business Day, payment is due on the next Business Day;

        (m) if a provision of this agreement binds two or more parties (including any representation, warranty or indemnity given, made or undertaken by two or more parties), that provision binds (and that representation, warranty or indemnity is given, made or undertaken by) those parties jointly and severally; and

        (n) if a party comprises two or more persons, the provisions of this agreement binding that party bind those persons jointly and severally.



EXECUTED as an agreement.

ANTISENSE THERAPEUTICS, LIMITED           ISIS PHARMACEUTICALS, INC.



By:    /s/ C. Belyea                      By:     /s/ B. Lynne Parshall
   -------------------------------           ---------------------------------
Name:      C. BELYEA                      Name:       B. LYNNE PARSHALL
     -----------------------------             -------------------------------
Title:     CEO                               Title:   EXECUTIVE VICE PRESIDENT
      ----------------------------              ------------------------------
                                                AND CHIEF FINANCIAL OFFICER
                                                ------------------------------

                SCHEDULE 1 - TERMS AND CONDITIONS OF OPTIONS


Each option ('OPTION') shall entitle the holder of the Option ('OPTION HOLDER') to acquire by way of issue one fully paid ordinary share ('SHARE') in Antisense Therapeutics Limited ('COMPANY') on the terms and conditions set out below:

1. Each Option is exercisable at any time after the date of grant to a date up to and including 30 November 2006.

2. If the Option is not exercised on or prior to the expiry of the Option Period, the Option shall lapse.

3. The Options may be exercised wholly or in part by giving notice in writing ('NOTICE OF EXERCISE') to the Board at any time during the Option Period.

4. Options shall only be exercisable in multiples of 100. Within 10 business days of the exercise of the Option the Company shall apply for the shares to be admitted for quotation on the Official List of Australian Stock Exchange Limited.

5. The exercise price for each Option is $0.20 per share ('EXERCISE PRICE') and is payable immediately on exercise.

6. On receipt by the Company of the Notice of Exercise and payment of the relevant Exercise Price, the Company must, within 14 days, issue to the Option Holder the number of Shares in respect of which the Option is exercised and despatch the relevant share certificate or other appropriate acknowledgment as soon as reasonably practicable thereafter.

7. Shares issued on the exercise of any Options will rank equally in all respects with the then existing issued ordinary fully paid shares in the Company and will be subject to the provisions of the Constitution of the Company.

8. An Option does not confer rights to participate in new issues of securities of the Company, unless the Option Holder has first exercised the Option.

9. Adjustments to the number of shares over which Options exist and/or the Exercise Price will be made to take account of changes to the capital structure of the Company by way of pro rata bonus and cash issues as follows:

        (a)    Pro-Rata Cash issues

               Where a pro-rata issue is made (except a bonus issue) to the holders of underlying securities, the Exercise Price of an option may be reduced according to the following formula:

               O' =     O -   E[P-(S+D)]
                              ----------
                                N + 1
               where:
               O' =   the new exercise price of the option.
               O  =   the old exercise price of the option.
               E  =   the number of underlying securities into which one
                      option is Exercisable.
               P  =   the average Market Price per security (weighted by
                      reference to volume) of the underlying securities immediately prior to the time of determining entitlements to participate in the issue.

               S  =   the Subscription price for a security under the pro
                      rata issue.
               D  =   the Dividend due but not yet paid on the existing
                      underlying securities (except those to be issued
                      under the pro rata issue).
               N  =   the Number of securities with rights or entitlements
                      that must be held to receive a right to one new security.

        (b)    Pro-Rata Bonus Issues

               If there is a bonus issue to the holders of the underlying securities, on the exercise of any options, the number of shares received will include the number of bonus shares that would have been issued if the options had been exercised prior to the date established to determine entitlements to participate in the bonus issue. The Exercise Price will not change.

        (c) For the purposes of the definition of 'P' in paragraph (a), 'Market Price' in relation to a security means the arm's length value of the security as specified in a written report given to the Company by a person who is registered as a company auditor under a law in force in a State or a Territory and who is not a director, secretary or employee of the Company.

10. In the event of any reorganisation (including consolidation, sub-division, reduction or return) of the issued capital of the Company, the rights of the Option Holder including the number of options or the Exercise Price or both shall be reorganised (as appropriate):

        (a) in the event of a consolidation of the share capital of the Company, the number of options will be consolidated in the same ratio as the ordinary share capital of the Company and the Exercise Price will be amended in inverse proportion to that ratio;

        (b) in the event of a subdivision of the share capital of the Company, the number of options will be subdivided in the same ratio as the ordinary share capital of the Company and the Exercise Price will be amended in inverse proportion to that ratio;

        (c) in the event of a return of the share capital of the Company, the number of options will remain the same and the Exercise Price will be reduced by the same amount as the amount returned in relation to each ordinary share;

        (d) in the event of a reduction of the share capital of the Company by a cancellation of paid up capital that is lost or not represented by available assets where no securities are cancelled the number of options and the Exercise Price of each option will remain unaltered;

        (e) in the event of a pro rata cancellation of shares in the Company, the number of options will be reduced in the same ratio as the ordinary share capital of the Company and the Exercise Price of each option will be amended in inverse proportion to that ratio; and

        (f) in the event of any other reorganisation of the issued capital of the Company, the number of options or the Exercise Price or both will be reorganised (as appropriate) in a manner which will not result in any benefits being conferred on Option Holders which are not conferred on shareholders.

11. Notices may be given by the Company to the Option Holder in the manner prescribed by the Constitution of the Company for the giving of notices to the Shareholders of the Company and the relevant provisions of the Constitution of the Company will apply with all necessary modification to notices to be given to the Option Holder.

12. The Option Holder will be sent all reports and accounts required to be laid before Shareholders in general meeting and all notices of general meeting of Shareholders, but he will not have any right to attend or vote at these meetings.

                       SCHEDULE 2 - RESTRICTION AGREEMENT


                                   APPENDIX 9A

                              RESTRICTION AGREEMENT

Introduced 1/7/96.  Origin:  Appendix 11.  Amended 1/7/98.

We, the persons in:

-     Item 1 of the schedule ("entity");

-     Item 2 of the schedule ("holder");

-     Item 3 of the schedule ("controller"),

agree as follows.


INTRODUCTION

A. The entity wants to be listed and has issued restricted securities. The holder will hold the restricted securities as set out in this agreement on the basis that the entity will take the steps necessary to be admitted to the +official list of ASX.

B. We have provided ASX with all the information necessary to properly form an opinion about who is a +controller of the holder and who is required to execute this agreement.

C. We enter this agreement for the purpose of complying with chapter 9 of the listing rules.

AGREEMENT

Escrow restrictions

1.    During the escrow period, the holder will not do any of the following.

        (a) +Dispose of, or agree or offer to +dispose of, the restricted securities.

        (b) Create, or agree or offer to create, any security interest in the restricted securities.

        (c) Do, or omit to do, any act if the act or omission would have the effect of transferring effective ownership or control of the restricted securities.

2.    During the escrow period, a controller will not do any of the following.

        (a) +Dispose of, or agree or offer to +dispose of, the controller interests.

        (b) Create, or agree or offer to create, any security interest in the controller interests.

        (c) Do, or omit to do, any act if the act or omission would have the effect of transferring effective ownership or control of the controller interests.

3. We will comply with chapter 9 of the listing rules. If any of us is not a listed entity, we will comply as if we were a listed entity. Each of us will take any steps we are able to take that are necessary to enable any of the others to comply.

4. The holder will deposit the certificates for the restricted securities with a bank or +recognised trustee for the escrow period.

Warranties

5. If only the holder and the entity are parties to this agreement, one of the following applies.

        (a)    The holder is an individual.

        (b)    The holder has no +controller.

        (c) The holder has the +controllers set out in item 3 with the interests identified in item 6, and each +controller comes within an exception set out in rule 9.1.4.

        The holder gives this warranty.

6. If the holder, the entity and any +controller are parties to this agreement, the holder has the +controllers set out in item 3 with the controller interests identified in item 6, and any +controller who is not a party to this agreement comes within an exception set out in rule 9.1.4. The holder and each +controller give this warranty.

7. If item 7 of the schedule is completed, the full particulars of security interests which have been created, or are agreed or offered to be created, in the restricted securities are set out. A release of the security interests is attached. Apart from this, before the escrow period begins, the holder has not done, or omitted to do, any act which would breach clause 1 if done or omitted during the escrow period. The holder gives this warranty.

8. If item 8 of the schedule is completed, the full particulars of security interests which have been created, or are agreed or offered to be created, in the controller interests are set out. A release of the security interests is attached. Apart from this, before the escrow period begins, the +controller has not done, or omitted to do, any act which would breach clause 2 if done or omitted during the escrow period. Each +controller gives this warranty.

9.      A breach of any of these warranties is a breach of this agreement.

Consequences of breaching this agreement

10. If it appears to the entity that the holder or a +controller may breach this agreement, the entity must take the steps necessary to prevent the breach, or to enforce the agreement.

11. If the holder or a +controller breach this agreement, each of the following applies.

        (a) The entity must take the steps necessary to enforce the agreement, or to rectify the breach.


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        (b) The entity must refuse to acknowledge, deal with, accept or register any sale, assignment, transfer or +conversion of any of the restricted securities. This is in addition to other rights and remedies of the entity.

        (c) The holder of the restricted securities ceases to be entitled to any dividends, distributions or voting rights while the breach continues.

Amendment

12. This agreement will not be changed or waived without ASX's written consent.

Jurisdiction

13. The laws of the State of the home branch of the entity apply to this agreement. We submit to the jurisdiction of the courts of that State.

Definitions and interpretation

In this agreement:

ASX  means Australian Stock Exchange Limited.

CONTROLLER INTERESTS means the +securities, substantial economic interest or other interests in the restricted securities and each intermediate entity through which that interest occurs, full particulars of which are set out in item 6 of the schedule.

ESCROW PERIOD  means the period set out in item 4 of the schedule.

RESTRICTED SECURITIES means the +securities set out in item 5 of the schedule and any +securities attaching to or arising out of those +securities that are restricted securities because of the definition of restricted securities in the listing rules.

The singular includes the plural and vice versa.

A reference to a party includes its successors, personal representatives and transferees.

Words and expressions defined in the listing rules of ASX, and not in this agreement, have the meanings given to them in the listing rules.

Every warranty or agreement (expressed or implied) in which more than one person joins, binds them individually and any combination of them as a group.

                                    Schedule

1.    Entity's name and address:

2.    Holder's name and address:

3.    Each +controllers' name and address:

4. Escrow period (the date from which the initial restricted securities are escrowed):

5.    Particulars of restricted securities:


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6.    Particulars of controller interests:

7.    Particulars of security interests over restricted securities:

8.    Particulars of security interests over controller interests:

Dated:
[Proper execution as a deed]


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